Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 14, 1997 on Aid Association for Lutherans's consolidated financial statements, in the Pre-effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-31011) and related Prospectus for the AAL Variable Life Account I.

                                                               Ernst & Young LLP

Milwaukee, Wisconsin
November 18,1997